Exhibit 99.1

ARTICLES OF INCORPORATION

OF

MORGAN STANLEY EMERGING MARKETS DEBT FUND, INC.

THE UNDERSIGNED, Jon R. Lewis, whose post office address is c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

FIRST:            The name of the corporation (hereinafter called the “Corporation”) is Morgan Stanley Emerging Markets Debt Fund, Inc.

SECOND:       The Corporation was formed for the following purposes:

(1)           To act as a closed-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

(2)           To hold, invest and reinvest its assets in securities and other investments or to hold all or part of its assets in cash.

(3)           To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(4)           To enter into management, supervisory, advisory, administrative, underwriting and other contracts and otherwise do business with other corporations, and subsidiaries or affiliates thereof, or any other firm or organization, notwithstanding that the Board of Directors of the Corporation may be composed in part of officers, directors or employees of such corporation, firm or organization and, in the absence of fraud, the Corporation and such corporation, firm or organization may deal freely with each other and neither such management, supervisory, advisory, administrative or underwriting contract nor any other contract or transaction between the Corporation and such corporation, firm or organization shall be invalidated or in any way affected thereby.

(5)           To do any and all additional acts and exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

The Corporation shall be authorized to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

THIRD:          The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

The name of the Corporation’s resident agent is The Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21202.  Said resident agent is a corporation of the State of Maryland.

FOURTH:      Section 1.       The total number of shares of capital stock which the Corporation has authority to issue is 10,000,000 shares of common stock of the par value of $0.01 each, all of one class, having an aggregate par value of $1,000,000.

Section 2.       The presence in person or by proxy of the holders of record of a majority of the aggregate number of shares of common stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

Section 3.       Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of common stock, such action shall, except as otherwise provided in these Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of common stock of the Corporation outstanding and entitled to vote thereupon.

Section 4.       No holder of shares of common stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of common stock and of any other class of stock or securities which may hereafter be created.

Section 5.       All persons who shall acquire common stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

Section 6.       (1)   Except as otherwise provided in subsection 2 of this Section 6 of this Article Fourth, the affirmative vote of at least three-fourths of the shares of common stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize any of the following actions:

(a)           the conversion of the Corporation to an “open-end company” or any amendment to these Articles of Incorporation to make the Corporation’s common stock a “redeemable security” (as such terms are defined in the Investment Company Act of 1940);

(b)           the merger or consolidation of the Corporation with or into any other company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or share exchange in which the Corporation is not the successor corporation;

(c)           the dissolution or liquidation of the Corporation notwithstanding any other provision in these Articles of Incorporation;

(d)           any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation other than in the ordinary course of the Corporation’s business;

(e)           a change in the nature of the business of the Corporation so that it would cease to be an investment company registered under the Investment Company Act of 1940; or

(f)            the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property having an aggregate fair market value of $1,000,000 or more excluding (i) sales of any securities of the Corporation in connection with a public offering thereof, (ii) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation or pursuant to a stock dividend and (iii) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation.

(2)           If the Board of Directors approves, by a vote of at least seventy percent of the entire Board of Directors, any action listed in subsection (1) of this Section 6 of this Article Fourth other than the action described in clause (1)(f), the affirmative vote of only a majority of the shares of common stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize such action.  If the Board of Directors approves by a vote of at least seventy percent of the entire Board of Directors an action described in clause (1)(f) of this Section 6 of this Article Fourth, no shareholder vote shall be required to authorize such action.

The provisions of this Section 6 of this Article Fourth may not be amended, altered or repealed except by the approval of at least three-fourths of the shares of common stock of the Corporation outstanding and entitled to vote thereupon.

FIFTH:           The initial number of directors of the Corporation is three (3), and the name of the directors who shall act as such until the first annual meeting or until their successor or successors are duly elected and qualify are Warren J. Olsen, Madhav Dhar and Harold J. Schaeff, Jr.  The By-Laws of the Corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than the number prescribed by law, and to fill the vacancies created by any such increase in the number of directors.  Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

The By-Laws of the Corporation may divide the Directors of the Corporation into classes and proscribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

A director may be removed only with cause, and any such removal may be made only by the stockholders of the Corporation.

The provisions of this Article Fifth may not be amended, altered or repealed except by a vote of three-fourths of the shares of common stock of the Corporation outstanding and entitled to vote thereupon.

SIXTH:           Section 1.       All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

Section 2.       The Board of Directors shall have the sole power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.  The provisions of this Section 2 of this Article Sixth may not be amended, altered or repealed except by vote of three-fourths of the shares of common stock of the Corporation outstanding and entitled to vote thereupon.

Section 3.       The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

Section 4.       The Board of Directors shall have the power to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of common stock of the Corporation.

Section 5.       The Board of Directors shall have the power to distribute dividends from the funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date, as the Board of Directors may determine.

SEVENTH:     Section 1.       To the fullest extent permitted by the Maryland General Corporation Law, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages.  This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which such liability is asserted.  No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

Section 2.       The Corporation shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprises as a director or officer.  To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person is defending any such person, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.  The rights provided to any person by this Section 2 of this Article Seventh shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above.  No amendment of this Section 2 of this Article Seventh shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.  For purposes of this Section 2 of this Article Seventh, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.  The provisions of this Section 2 of this Article Seventh shall be in addition to the other provisions of this Article Seventh.

Section 3.       Nothing in this Article Seventh protects or purports to protect any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 4.       Each section or portion thereof of this Article Seventh shall be deemed severable from the reminder, and the invalidity of any such section or portion shall not affect the validity of the reminder of this Article.

EIGHTH:        The duration of the Corporation shall be perpetual.

NINTH:          From time to time, any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of common stock of the Corporation outstanding and entitled to vote thereupon.  If these Articles of Incorporation specifically so provide, however, any such amendment, alteration, repeal, addition or insertion may be affected only upon the vote of three-fourths of the shares of common stock of the Corporation outstanding and entitled to vote thereupon.  The provisions of the prior sentence may not be amended, altered or repealed except by vote of three-fourths of the shares of common stock of the corporation outstanding and entitled to vote thereupon.  All rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article Ninth.

IN WITNESS WHEREOF, I have executed these Articles of Incorporation acknowledging the same to be my act on May 5, 1993.

/s/ Jon R. Lewis
Incorporator

Witness:

/s/